UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2007

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)	Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

On May 10, 2007, Glen Burnie Bancorp (the “Company”) held its Annual Meeting of Stockholders. At the meeting, F. William Kuethe, Jr., Thomas Clocker, William N. Scherer, Sr., and Karen B. Thorwarth were reelected to serve as directors for a term expiring at the 2010 Annual Meeting of Stockholders. A more complete report of the voting results will be reported in the Company’s other periodic filings.

At the meeting, F. William Kuethe, Jr., age 74, President and Chief Executive Officer of the Company, announced the succession plan for his positions as President and Chief Executive Officer the Company and its bank subsidiary, The Bank of Glen Burnie (the “Bank”). Mr. Kuethe announced that he will resign his positions effective the close of business on December 31, 2007, the end of the Company’s fiscal year, and that the Board has appointed Michael G. Livingston, age 53, currently the Company’s Deputy Chief Executive Officer, Executive Vice President and Chief Operating Officer, to replace Mr. Kuethe as President and Chief Executive Officer of the Company and the Bank. Mr. Kuethe announced that he will remain on the Board and continue to provide services to the Company and the Bank as Vice Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: May 10, 2007	By:	/s/ Michael G. Livingston
Michael G. Livingston
Executive Vice President